                                                               EXHIBIT m(11)(c)


                                 AMENDMENT NO. 2
              FOURTH AMENDED AND RESTATED MASTER DISTRIBUTION PLAN

         The Fourth Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 30, 1998, pursuant to Rule 12b-1 of AIM Equity Funds, Inc., a Maryland corporation, is hereby amended as follows:

         Appendix A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           MASTER DISTRIBUTION PLAN OF
                             AIM EQUITY FUNDS, INC.

                               (DISTRIBUTION FEE)


         The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio as designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Class A or Class C thereof) to the average daily net assets of the Portfolio (or Class A or Class C thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio (or Class A or Class C).


                                                                    ASSET
                                                                    BASED                         MAXIMUM
                                                                    SALES         SERVICE        AGGREGATE
         PORTFOLIO (Class A Shares)                                CHARGE           FEE             FEE
         ---------                                                 ------         -------        ---------

         AIM Aggressive Growth Fund                                 0.00%          0.25%           0.25%
         AIM Charter Fund                                           0.05%          0.25%           0.30%
         AIM Constellation Fund                                     0.05%          0.25%           0.30%
         AIM Weingarten Fund                                        0.05%          0.25%           0.30%
         AIM Blue Chip Fund                                         0.10%          0.25%           0.35%
         AIM Capital Development Fund                               0.10%          0.25%           0.35%
         AIM Large Cap Growth Fund                                  0.10%          0.25%           0.35%

                                                                    ASSET
                                                                    BASED                         MAXIMUM
                                                                    SALES         SERVICE        AGGREGATE
         PORTFOLIO (Class C Shares)                                CHARGE           FEE             FEE
         ---------                                                 ------         -------        ---------
         AIM Aggressive Growth Fund                                 0.75%          0.25%           1.00%
         AIM Charter Fund                                           0.75%          0.25%           1.00%
         AIM Constellation Fund                                     0.75%          0.25%           1.00%
         AIM Weingarten Fund                                        0.75%          0.25%           1.00%
         AIM Blue Chip Fund                                         0.75%          0.25%           1.00%
         AIM Capital Development Fund                               0.75%          0.25%           1.00%
         AIM Large Cap Growth Fund                                  0.75%          0.25%           1.00%


-------------------

* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Class and the applicable Portfolio.


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         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.


Dated: March 1, 1999


                                   AIM EQUITY FUNDS, INC.
                                   (on behalf of its Class A and Class C Shares)




Attest: /s/ LISA A. MOSS           By: /s/ ROBERT H. GRAHAM
        Assistant Secretary                    President